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                                                                     EXHIBIT 5.1


                    [LETTERHEAD] GOODWIN, PROCTER & HOAR LLP


                                October 16, 1996



Gables Residential Trust
2859 Paces Ferry Road
Suite 1450
Atlanta, Georgia 30339

         Re:     Legality of Securities to be Registered Under
                 Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Gables Residential Trust, a Maryland real estate investment trust (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an indeterminate amount of Debt Securities, Preferred Shares, Common Shares and Warrants (as such terms are defined in the Registration Statement) authorized for issuance under the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust"), with an aggregate public offering price of up to $300,000,000 (such securities being referred to collectively as the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

         In connection with rendering this opinion, we have examined the Declaration of Trust of the Company, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Amended and Restated Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; and the Registration Statement and the exhibits thereto.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Maryland General Corporation Law.
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Gables Residential Trust
October 16, 1996
Page 2

         Based upon the foregoing, we are of the opinion that, when specifically authorized for issuance by the Company's Board of Trustees or an authorized committee thereof (the "Authorizing Resolution") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Company of the consideration provided for in the Authorizing Resolution (which consideration is not less than the $.01 par value per share in the case of Common Shares or Preferred Shares), the Securities will be legally issued, fully paid and nonassessable, and in the case of Debt Securities and Warrants binding obligations of the Company.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ GOODWIN, PROCTER & HOAR LLP

                                        GOODWIN, PROCTER & HOAR LLP